Exhibit 10.11.2

THE BENEFICIENT COMPANY GROUP, L.P.

FIRST AMENDMENT TO THE BENEFICIENT COMPANY GROUP, L.P. 2018 EQUITY INCENTIVE PLAN: REU PLAN

This First Amendment to The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (the “Amendment”) is made effective as of December 29, 2019, by The Beneficient Company Group, L.P., a Delaware limited partnership (the “Company”).

WITNESSETH:

WHEREAS, on September 25, 2018, the board of directors of the General Partner of the Company approved the adoption of The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (the “Plan”);

WHEREAS, the Plan limits participation in the Plan to current directors, officers, employees, consultants and other service providers of the Company and its affiliates; and

WHEREAS, the Company now desires to amend the Plan to allow for participation in the Plan by former directors, officers, employees, consultants and other service providers of the Company and its affiliates;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 2(p) of the Plan is hereby amended and restated in its entirety as follows:

(p)

Participant: A current or former director, officer, employee, consultant or other service provider of the Partnership or of any of its Affiliates, including but not limited to any director of the General Partner, who is selected by the Administrator to participate in the Plan.

2.	Except as otherwise specifically set forth herein, all other terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer on the date set forth above.

THE BENEFICIENT COMPANY GROUP, L.P.

By: Beneficient Management Group, L.L.C., its General Partner

By:	/s/ Brad Heppner
Name:	Brad Heppner
Title:	Chief Executive Officer

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